LIMITED LIABILITY COMPANY AGREEMENT

OF

Cinergy Climate Change Investments, LLC

        This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of June 9, 2003, a Delaware limited liability company (the “Company”), is entered into by Cinergy Capital & Trading, Inc., a Delaware limited liability company, as the sole member of the Company (the “Member”);

RECITALS

        WHEREAS, the Company was formed on June 9, 2003, by an “authorized person” within the meaning of the Delaware Limited Liability Company Act (as amended from time to time, the “Act”);

        WHEREAS, in accordance with Section 18-201(d) of the Act, it is the intention of the Member that the Agreement be effective as of June 9, 2003 and that it replace in its entirety any prior limited liability agreements of the Company;

        WHEREAS, the Member holds the sole limited liability company interest in the Company as of June 9, 2003; and

        WHEREAS, the Member desires to set forth its understandings regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

ARTICLE I

Definitions

        Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

ARTICLE II

General Provisions

        Section 2.1 Company Name. The name of the Company is Cinergy Climate Change Investments, LLC. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the member(s).

      Section 2.2 Registered Office; Registered Agent.

    (a)        The Company shall maintain a registered office in the State of Delaware at, and the name and address of the Company’s registered agent in the State of Delaware is, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

    (b)        The business address of the Company is 139 East Fourth Street, Cincinnati, Ohio, 45202, or such other place as the Member shall designate.

        Section 2.3 Nature of Business Permitted; Powers. The Company may carry on any lawful business, purpose or activity. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

        Section 2.4 Business Transactions of a Member with the Company. In accordance with Section 18-107 of the Act, a member may transact business with the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a member.

        Section 2.5 Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement purposes shall end on December 31 of each year.

        Section 2.6 Effective Date. In accordance with Section 18-201(d) of the Act, it is the intention of the Member that the Agreement be effective as of June 9, 2003.

ARTICLE III

Member(s)

        Section 3.1 Member. The name and the business address of the Member is as follows:

Name Address

         Cinergy Capital & Trading, Inc. 139 East Fourth StreetCincinnati,
Ohio 45202

        Section 3.2 Admission of Member(s). The Member is hereby admitted to the Company in respect of an Interest (as defined in Section 3.3), which is the sole Interest outstanding as of the effective time of this Agreement. New member(s) shall be admitted only with the approval of the Member. The Member or members shall serve without compensation from the Company, and the Member or members shall bear the cost of its participation in meetings and other activities of the Company.

      Section 3.3 Liability of Member(s).

    (a)        All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

    (b)        Except as otherwise expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital contribution to the Company, (ii) its share of any assets and undistributed profits of the Company, (iii) its obligation to make other payments, if any, expressly provided for in this Agreement or any amendment hereto and (iv) the amount of any distributions wrongfully distributed to it.

        Section 3.4 Access to and Confidentiality of Information; Records.

    (a)        Any member shall have the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the member’s interest as a member of the Company, the documents and other information described in Section 18-305(a) of the Act.

    (b)        Any demand by a member pursuant to this Section 3.4 shall be in writing and shall state the purpose of such demand.

      Section 3.5 Meetings of Member(s).

    (a)        An Annual Meeting of the member(s) shall be held once a year on such date as the members shall designate. Member(s) may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (b)        Special Meetings of the member(s) may be called for any purpose or purposes, at any time, by any member or by the Board of Managers. Member(s) may participate in a special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a special meeting by such means shall constitute presence in person at such meeting.

    (c)        Except as otherwise provided by law, if additional member(s) are admitted, a majority of the member(s), determined in proportion to their respective interests in the Company, entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

    (d)        Any action required to or which may be taken at a meeting of member(s) may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s). Any such written consent may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

        Section 3.6 Vote. Except as specifically set forth herein, the business and affairs of the Company shall be managed by or under the direction of the member(s) by majority vote.

        Section 3.7 Notice. Meetings of the member(s) may be held at such places and at such times as the member(s) or Board of Managers may from time to time determine. Any member or the Board of Managers may at any time call a meeting of the member(s). Written notice of the time, place, and purpose of such meeting shall be served by registered or certified prepaid, first class mail, via overnight courier using a nationally reputable courier, or by fax or cable, upon each member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any member if a written waiver of notice, executed before or after the meeting by such member thereunto duly authorized, is filed with the records of the meeting, or to any member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

        Section 3.8 Delegation of Powers. Subject to any limitations set forth in the Act, the member(s) may delegate any of its powers to the Board of Managers or the officers of the Company or to committees consisting of persons who may or may not be member(s). Every Manager, officer or committee shall, in the exercise of the power so delegated, comply with any restrictions that may be imposed on them by the member(s).

        Section 3.9 Withdrawals and Removals of Member(s). No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

        Section 3.10 Appointing of Authorized Representative of the Company. In accordance with the Act, the Company, when acting as a member of another limited liability company or as a partner of a limited partnership, has the power and authority to delegate one or more duly appointed and authorized representatitves (the “Authorized Representaitives(s)”), the Company’s rights and powers to manage and control the business and affairs of the limited liability company in which it is a member, but only to the extent that the Company is acting in its capacity as a member of another limited liability company or as a partner of a limited partnership. initially, the Company shall appoint one Authorized Representative who shall act on behalf of the Company with respect to its membership interest in Power Tree Carbon Company, LLC. Such Authorized Representatives shall be entitled to cast votes, execute written consents, bind the Company and exercise the Member’s powers, rights and duties in the name of the Company until such time as his or her earlier removal, resignation or death. Such delegation to an Authorized Representative shall not cause the Member to cease to be a member of the Company. If additional members of the Company are added, the number of Authorized Representatives may be adjusted, as agreed to by the new and existing Members.

ARTICLE IV

Management

        Section 4.1 General. Except as specifically set forth herein, The member(s) shall have no power to transact any business in the Company’s name nor have the power to sign documents for or otherwise bind the Company. Subject to the provisions of the Act, the Certificate of Formation, and this Agreement, the member(s) hereby delegate any or all such powers to the Board of Managers of the Company (the “Board of Managers”) to carry out the business affairs of the Company on the member(s)’ behalf. Any power not reserved to the member(s) or delegated to the officers shall remain with the Board of Managers. The Board of Managers shall have the power to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.

      Section 4.2 The Board of Managers.

(a)     General. Except as specifically set forth herein, the business and affairs of the Company shall be managed by or under the direction of the Board of Managers. Other than rights and powers expressly reserved to the members by this Agreement or the Act, the Board of Managers shall have full, exclusive, and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.

    (b)        Duties. The Board of Managers shall be obligated to devote only as much of their time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives. A Manager shall perform his or her duties in good faith, in a manner he or she believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

    (c)        Board Composition; Removal and Vacancies. The Member shall initially appoint three (3) Managers to the Board of Managers. If additional member(s) are added, the number of Managers shall be adjusted to that smallest number possible that will allow full proportional representation of each member’s membership interest on the Board of Managers. Each Manager shall serve until the earlier of his or her removal, resignation, death or retirement. Each member shall vote all of its Membership Interest and shall take all other action necessary or desirable within its control, (including without limitation, attendance at meetings in person or by proxy and execution of written consents in lieu of meetings), so that the designees of other members are duly elected to the Board of Managers in proportion to the member’s Membership Interest percentage. Upon the removal, resignation, death or retirement of a Manager, or the vacation of office by a Manager for any reason, his or her successor shall be nominated and elected by the same member as originally proposed the former Manager. Any successor so elected shall retain his or her office during such time as the former Manager was entitled to retain the same.

    (d)        Restrictions on the Board. The Board of Managers shall not: (i) do any act in contravention of any applicable law or regulation or provision of this Agreement; (ii) possess Company property for other than a Company purpose; or (iii) admit any new member(s) without the unanimous consent of existing members or without compliance with the provisions of this Agreement.

    (e)        Meetings; Notice. Meetings of the Board of Managers may be held at such places and at such times as the Board of Mangers may from time to time determine, and if so determined by a quorum of the Board of Managers, no advance notice of the meeting need be given. Meetings of the Board of Managers may be called at any time by any two (2) Managers. Written notice of the time, place and purpose of such meeting shall be served by registered or certified, prepaid, first-class mail, or by fax or cable upon each member of the Board of Managers and shall be given at least twenty-four (24) hours prior to the time of the meeting. No notice need be given to any Manager if a written waiver of notice, executed before or after the meeting by such Manager thereunto duly authorized, is filed with the records of the meeting, or to any Manager who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purpose of the meeting.

    (f)        Meetings; Electronic Communications. Meetings of the Board of Managers shall be held on such dates as the Board of Managers shall agree, but not less frequently than once during each fiscal year of the Company. Members of the Board of Managers, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (g)        Quorum and Voting. A majority of the Managers shall constitute a quorum for the transaction of business at a meeting of the Board of Managers. Action by the Board of Managers must be authorized by the unanimous vote of the Managers present at the meeting.

    (h)        Action Without a Meeting. Any action which is required to be, or which may be, taken at any annual, regular, or special meeting of the Board of Managers or otherwise, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all the Managers then in office. Any such written consent may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

(i)     Delegation of Powers. Subject to any limitation set forth in the Act, the Board of Managers may delegate any of its powers to committees or to officers consisting of persons who may or may not be Managers. Every officer or committee shall, in the exercise of the power so delegated, comply with any restrictions that may be imposed on them by the Board of Managers.

      Section 4.3 Officers.

    (a)        Election, Term of Office. Officers shall be elected by the Board of Managers.

Except as provided in paragraphs (b) or (c) of this Section 4.3, each officer shall hold office until his or her successor shall have been chosen and qualified. Any two offices, except those of the President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or this Agreement to be executed, acknowledged or verified by any two or more officers.

    (b)        Resignations and Removals. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Managers. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by the Board of Managers.

    (c)        Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Managers.

    (d)        Conduct of Business. Subject to the provisions of this Agreement, the day-to-day operations of the Company shall be managed by its officers as directed by the Board of Managers and such officers shall have full power and authority to make all business decisions, enter into all commitments and take such other actions in connection with the business and operations of the Company as they deem appropriate and as are authorized by the Board of Managers. Such officers shall perform their duties in a manner consistent with this Agreement and with directions which may be given from time to time by the Board of Managers.

    (e)        President. Subject to the further directives of the Board of Managers, the President shall have general and active management of the business of the Company subject to the supervision of the Board of Managers, shall see that all orders and resolutions of the Board of Managers and member(s) are carried into effect and shall have such additional powers and authority as are specified by the provisions of this Agreement and the Board of Managers.

    (f)        Secretary. The Secretary shall attend all meetings of the member(s) and record all the proceedings of the meetings and all actions taken thereat in a book to be kept for that purse and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the member(s), and shall perform such other duties as may be prescribed by the Board of Managers. The Assistant Secretary, if there be one, shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

    (g)        Other Officers. The Board of Managers from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Managers may determine in its sole discretion. The Board of Managers from time to time may delegate to one or more officers or agents the power to appoint any such officers or agents and prescribe their respective rights, terms of office, authorities and duties.

    (h)        Officers as Agents; Authority. The officers, to the extent of their powers set forth in this Agreement and/or delegated to them by the Board of Managers, are agents and managers of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company.

        Section 4.4 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the member(s), Board of Managers, and officers herein set forth.

        Section 4.5 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for and shall pay all expenses out of funds of the Company determined by the Board of Managers to be available for such purpose, provided that such expenses are those of the Company or are otherwise incurred by the Managers or member(s) in connection with this Agreement, including, without limitation:

(a)     all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to any Managers or member(s) of checks, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings of the Member(s) and Board of Managers;

(b)     all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

(c)     all expenses for indemnity or contribution payable by the Company to any person;

(d)     all expenses incurred in connection with the collection of amounts due to the Company from any person;

(e)     all expenses incurred in connection with the preparation of amendments to this Agreement; and

(f)     expenses incurred in connection with the liquidation, dissolution and winding up of the Company.

ARTICLE V

Finance

        Section 5.1 Form of Contribution. The contribution of a member to the Company must be in cash or property, provided that if there is more than one member, all member(s) must consent in writing to contributions of property. The members may make additional contributions in the future in the amounts and to the extent the Board of Managers determines.

ARTICLE VI

Allocations, Distribution and Withholding

        Section 6.1 Allocations. The Net Profit and Net Loss of the Company, including each item of income, gain, loss, deduction and credit shall be allocated with respect to each Fiscal Year (or portion thereof) among the members in proportion to their membership interest percentages.

        Section 6.2 Distributions. Distributions may be made to the members at such times as determined in the sole discretion of the Board of Managers, or at such other times as the members by unanimous consent shall determine.

        Section 6.3 Distribution in Kind. Notwithstanding the provisions of Section 18-605 of the Act, a member may receive distributions from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.

        Section 6.4 Withholding. The Company is authorized to withhold from distributions to a member, or with respect to allocations to a member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Internal Revenue Service Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as having been distributed to such member for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such member.

ARTICLE VII

Assignment of Interests

        Section 7.1 Assignment of Interests. A member may assign and transfer all or any part of its Interest upon the written consent of all other members, if any. Provided that a transfer is permitted in accordance with the preceding sentence and the transferee agrees to be bound by the terms of this Agreement by executing a counterpart hereto or the transferee and members execute an Amended and Restated LLC Agreement of the Company, such transferee shall be deemed admitted as a member of the Company to the extent of such transferred Interest, and immediately thereafter the transferor shall be deemed withdrawn as a member of the Company to the extent of such transferred Interest.

ARTICLE VIII

Dissolution

Section 8.1 Duration. The duration of the Company shall be perpetual.

        Section 8.2 Winding Up. Subject to the provisions of the Act, the Member or, if additional member(s) are admitted, the member(s) (acting by written consent of all member(s)) shall have the right to wind up the Company’s affairs in accordance with Section 18-803 of the Act (and shall promptly do so upon dissolution of the Company) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

        Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

ARTICLE IX

Tax Characterization; Reports

        Section 9.1 Tax Treatment. The Company shall timely make all necessary elections and filings for federal, state, and local tax purposes such that it will be treated as a separate entity for federal, state, and local tax purposes. The Company has elected to Check-the-Box for purposes of federal taxation such that the Company shall be treated as a separate corporation and will not be subject to the default provision, which would disregard the entity, or if there were two or more members hereof, would tax the Company as a partnership.

        Section 9.2 Company Tax Returns. The Member, or if additional member(s) are admitted, the member(s) shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Member or the member(s) (as the case may be) may, in their sole discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable.

ARTICLE X

Exculpation and Indemnification

        Section 10.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, any member, or any Manager, officers, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative, Manager or agent of the Company or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

        Section 10.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.2 with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

ARTICLE XI

Miscellaneous

        Section 11.1 Amendment to this Agreement. Except as otherwise provided in this Agreement, this Agreement may be amended by, and only by, a written instrument executed by the Member or, if additional member(s) are admitted, unanimous consent of the member(s).

        Section 11.2 Successors; Counterparts. Subject to Article VIII, this Agreement (a) shall be binding as to the executors, administrators, estates, heirs, assigns and legal successors, or nominees or representatives, of the Member or, if additional member(s) are admitted, the member(s) and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

        Section 11.3 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any expenses payable by the Company are invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

        Section 11.4 Filings. Cecilia Temple was an “authorized person” within the meaning of the Act for purposes of filing the original Certificate of Formation of the Company with the State of Delaware on June 9, 2003. Following the execution and delivery of this Agreement, the Member shall be an “authorized person” within the meaning of the Act, and shall prepare any documents required to be filed and recorded under the Act, and the Member shall promptly cause each such document required to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

        Section 11.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

        Section 11.6 Further Assurances. Each member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

        Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing (including telecopier or similar writing) and shall be given to such member (and any other person designated by such member) at its address or telecopier number set forth in a schedule filed with the records of the Company or such other address or telecopier number as such member may hereafter specify for the purpose by notice. Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section.

        Section 11.8 Books and Records; Accounting. The Member or, if additional member(s) are admitted, the member(s) shall keep or cause to be kept at the address of the Company (or at such other place as the member(s) shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

        IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first above written.

CINERGY CAPITAL & TRADING, INC. By: ________________________ Michael J. Cyrus President